SUB-ITEM 77Q1(E)

                                AMENDMENT NO. 14
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware statutory trust, and Invesco Aim Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, AIM Funds Group is now named AIM Funds Group (Invesco Funds Group); and

     WHEREAS, the following Funds have been renamed:

CURRENT NAME                           NEW NAME
------------                           --------
AIM Basic Balanced Fund                Invesco Basic Balanced Fund
AIM European Small Company Fund        Invesco European Small Company Fund
AIM Global Core Equity Fund            Invesco Global Core Equity Fund
AIM International Small Company Fund   Invesco International Small Company Fund
AIM Mid Cap Basic Value Fund           Invesco Mid Cap Basic Value Fund
AIM Select Equity Fund                 Invesco Select Equity Fund
AIM Small Cap Equity Fund              Invesco Small Cap Equity Fund;

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM Funds Group in the Agreement are hereby deleted and replaced with AIM Funds Group (Invesco Funds Group).

     2. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                               EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                               -------------------------------------
Invesco Basic Balanced Fund                         September 28, 2001
Invesco European Small Company Fund                   August 30, 2000
Invesco Global Core Equity Fund                      December 27, 2000
Invesco International Small Company Fund              August 30, 2000
Invesco Mid Cap Basic Value Fund                     December 27, 2001
Invesco Select Equity Fund                             June 1, 2000
Invesco Small Cap Equity Fund                         August 30, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           INVESCO BASIC BALANCED FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $150 million ..       0.65%
Next $1.85 billion ..       0.50%
Next $2 billion .....       0.45%
Next $2 billion .....       0.40%
Next $2 billion .....      0.375%
Over $8 billion .....       0.35%

                       INVESCO EUROPEAN SMALL COMPANY FUND
                    INVESCO INTERNATIONAL SMALL COMPANY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.935%
Next $250 million ...       0.91%
Next $500 million ...      0.885%
Next $1.5 billion ...       0.86%
Next $2.5 billion ...      0.835%
Next $2.5 billion ...       0.81%
Next $2.5 billion ...      0.785%
Over $10 billion ....       0.76%

                         INVESCO GLOBAL CORE EQUITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.80%
Next $250 million ...      0.78%
Next $500 million ...      0.76%
Next $1.5 billion ...      0.74%
Next $2.5 billion ...      0.72%
Next $2.5 billion ...      0.70%
Next $2.5 billion ...      0.68%
Over $10 billion ....      0.66%

                        INVESCO MID CAP BASIC VALUE FUND
                          INVESCO SMALL CAP EQUITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.745%
Next $250 million ...       0.73%
Next $500 million ...      0.715%
Next $1.5 billion ...       0.70%
Next $2.5 billion ...      0.685%
Next $2.5 billion ...       0.67%
Next $2.5 billion ...      0.655%
Over $10 billion ....       0.64%

                           INVESCO SELECT EQUITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $150 million ..      0.80%
Over $150 million ...     0.625%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                                 AIM FUNDS GROUP
                                                           (INVESCO FUNDS GROUP)


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                                          INVESCO ADVISERS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


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